                                                                     EXHIBIT 4.1

                                                  SUBSCRIBER NUMBER:____________

                                                  SUBSCRIBER NAME:______________

                        B UNIT SUBSCRIPTION AGREEMENT

                        VISUAL BIBLE INTERNATIONAL, INC.

      IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS SET FORTH HEREIN, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES THAT ARE THE SUBJECT OF THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS SUBSCRIPTION AGREEMENT, AND ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES TO BE PURCHASED PURSUANT TO THIS SUBSCRIPTION AGREEMENT ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THE INVESTMENT IN THE B UNITS THAT ARE THE SUBJECT OF THIS SUBSCRIPTION AGREEMENT FOR AN INDEFINITE PERIOD OF TIME.

      THE SECURITIES TO BE PURCHASED PURSUANT HERETO ARE OFFERED AND SOLD TO CERTAIN CANADIAN CITIZENS WITHOUT A PROSPECTUS IN ACCORDANCE WITH APPLICABLE ONTARIO SECURITIES LAWS (THE "ONTARIO SECURITIES LAWS") IN RELIANCE UPON CLAIMED EXEMPTIONS FROM THE REGISTRATION AND PROSPECTUS REQUIREMENTS THEREOF, THE APPLICABILITY OF WHICH DEPENDS, IN PART, UPON THE STATUS OF THE PURCHASER AS AN ACCREDITED INVESTOR. ANY SECURITIES PURCHASED BY CANADIAN CITIZENS PURSUANT HERETO WILL INCLUDE AN APPROPRIATE LEGEND. THE SECURITIES PURCHASED PURSUANT HERETO CAN NOT BE RE-SOLD PUBLICLY OR OTHERWISE IN THE PROVINCE OF ONTARIO, OTHERWISE IN CANADA OR TO CANADIAN CITIZENS WITHOUT COMPLIANCE WITH APPLICABLE ONTARIO SECURITIES LAWS AND SUCH OTHER LAWS, RULES AND REGULATIONS PROMULGATED BY OTHER APPLICABLE GOVERNMENTAL AUTHORITIES OR AGENCIES IN OTHER PROVINCES OF CANADA.

      Subscription Agreement (the "Subscription Agreement") between Visual Bible International, Inc., a Florida corporation ("Company") and

________________________________________________________________ ("Purchaser").

                                                                     EXHIBIT 4.1

      1. Purchase and Sale.

            (a) The Company hereby agrees to sell to the Purchaser and the Purchaser hereby agrees to purchase from the Company units (each, a "B Unit" and collectively, the "B Units") at a price of US$1.00 per B Unit for an aggregate subscription price (the "Subscription Price") of US$ ______________________________, all in accordance with the terms set forth in this Subscription Agreement. Each B Unit consists of a Fifteen percent (15%) US$1.00 principal amount (the "Principal") debenture (the "B Unit Debenture"),
1.5 shares (the "B Unit Subscription Shares") of the $.001 par value common stock of the Company (the "Common Stock") and 0.75 warrants (the "B Unit Warrants") to purchase shares of Common Stock (the "B Unit Warrant Shares"). Each B Unit Warrant will, upon exercise thereof pursuant to the terms and conditions included therein, entitle the holder thereof to purchase one (1) B Unit Warrant Share. In addition, the Purchaser shall be entitled to a pro rata portion of certain royalty payments (the "Subject Royalties") to be made to the holders of all of the B Unit Debentures purchased as part of the Current Offering (as hereinafter defined) and which Subject Royalties are described as part of the B Unit Debentures. The forms of the B Unit Debenture and the Warrant Agreement are attached hereto as a part of composite Exhibit 1.(a). THIS SUBSCRIPTION AGREEMENT ONCE EXECUTED BY THE COMPANY AND THE PURCHASER IS IRREVOCABLE.

            (b) The closing (the "Closing") of the purchase of the B Units under this Subscription Agreement shall occur within five (5) business days after the execution hereof by the Purchaser.

            (c) Within fourteen (14) business days after the Closing, the Company shall issue and deliver to Purchaser: (i) that number of B Unit Subscription Shares equal to the product obtained by multiplying: (a) the Subscription Price by (b) 1.5; and (ii) that number of B Units Warrants equal to the product obtained, rounded, if necessary, to the nearest whole number, by multiplying: (a) the Subscription Price by (x) .75.

            (d) The Company and the Purchaser have agreed that the value of each Subscription Share is $0.08 (the "Subscription Share Valuation") and that the value of each B Unit Warrant is $0.04 (the "B Unit Warrant Valuation").

            (e) The Company shall, as a condition precedent to the obligation of the Purchaser to acquire the B Units, provide to Purchaser an opinion of counsel (the "Opinion of Counsel") reasonably acceptable to Purchaser which Opinion of Counsel shall indicate that, subject to the exceptions, qualifications and limitations stated therein, in a properly presented case under current Florida law, brought in regard to the enforcement of paragraphs 6.(f) and 6.(i) hereof (the "Subject Paragraphs"), a Florida court exercising jurisdiction over such case would enforce the Subject Paragraphs.

            (f) The terms associated with the Subject Royalties shall be as described in the B Unit Debenture.

      2. Representations and Warranties of Purchaser. The Purchaser acknowledges, represents, warrants and agrees as follows:

            (a) The purchase of the B Units involves a high degree of risk, in that:

                  (i) an investment in the B Units is highly speculative, and only those parties that can afford the loss of the entire investment should consider investing in the B Units;

                                                                     EXHIBIT 4.1

                  (2) Purchaser may not be able to liquidate an investment in the B Unit Debenture, the B Unit Subscription Shares, the B Unit Warrants or the B Unit Warrant Shares; and

                  (3) Purchaser could sustain the loss of Purchaser's entire investment in the B Units.

            (b) This Subscription Agreement has not been reviewed by the Securities and Exchange Commission (the "SEC") or any state securities agency. The B Unit Debenture, the B Unit Subscription Shares, the B Unit Warrants and the B Unit Warrant Shares have not be registered under the Securities Act of 1933 (the "Act") and/or applicable state securities laws and/or the securities laws of any foreign jurisdiction (collectively, the "Securities Laws") and are "Restricted Securities" as such term is defined by Rule 144 under the Act.

            (c) None of the SEC, any state securities agency or any securities agency of any foreign jurisdiction has made any finding or determination of the fairness or suitability for investment in or any endorsement of Company or of the B Units.

            (d) The price of the B Units should not be considered as an indication of any price at which the B Unit Debenture may be subsequently sold or the price at which any of the B Unit Subscription Shares, the B Unit Warrants or the B Unit Warrant Shares may trade in the future.

            (e) In addition to the other acknowledgments, representations, warranties and agreements contained herein, in the event Purchaser is other than a natural person, Purchaser represents and warrants that:

                  (1) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to purchase and hold the B Unit Debenture, the B Unit Subscription Shares and the B Unit Warrants that form the B Units.

                  (2) The decision to invest by the Purchaser, the execution and delivery of this Subscription Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transaction contemplated hereby have been duly authorized and no other proceedings on the part of the Purchaser is necessary.

                  (3) The person executing this Subscription Agreement on behalf of the Purchaser has all right, power and authority to execute and deliver this Subscription Agreement on behalf of the Purchaser. This Subscription Agreement has been duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery hereof by the Company, will constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and the availability of equitable remedies.

            (f) In addition to the other acknowledgments, representations, warranties and agreements contained herein, in the event Purchaser is a natural person, Purchaser represents and warrants that he or she has reached the age of majority in the jurisdiction in which he or she resides and has the legal capacity to purchase and hold the B Unit Debenture, the B Unit Subscription Shares and the B Unit Warrants that form the B Units.

                                                                     EXHIBIT 4.1

            (g) Purchaser is an accredited investor (an "Accredited Investor") as such term is defined in Rule 501 of Regulation D promulgated under the Act in that, among other things, the personal net worth or past and anticipated income of Purchaser are in excess of the amounts required pursuant to such rule.

            (h) The Purchaser is able to bear the economic risks of the investment in the B Units and, consequently, without limiting the generality of the foregoing, is able to hold the B Unit Debenture, the B Unit Subscription Shares and the B Unit Warrants that form the B Units for an indefinite period of time and has a sufficient net worth to sustain a loss of the entire investment in the B Unit Debenture, the B Unit Subscription Shares and the B Unit Warrants in the event such loss should occur.

            (i) The B Units are being acquired by the Purchaser for the Purchaser's own account with no intention of selling, assigning or otherwise disposing of any participation or interest therein, and not with a view toward the distribution thereof.

            (j) The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the B Units and of protecting the Purchaser's interests in connection with this transaction, or Purchaser has employed the services of an investment advisor, attorney or accountant to review any documents furnished or made available by Company to Purchaser in connection with the purchase of the B Units by Purchaser in order to evaluate, on behalf of Purchaser, the merits and risks of an investment in the B Units. The Purchaser recognizes that an investment in the B Units involves a high degree of risk and that the Purchaser may lose the entire investment in the B Units.

            (k) The terms upon which Purchaser has agreed to acquire the B Units is set forth in this Subscription Agreement and the documents and instruments executed by and between Purchaser and the Company in connection therewith. Purchaser has been encouraged to review all filings of the Company with the SEC which are available at an internet site maintained by the SEC at http://www.sec.gov. THE PURCHASER ACKNOWLEDGES THAT PURCHASER HAS HAD THE OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM A REPRESENTATIVE OF THE COMPANY, AND THAT PURCHASER HAS OBTAINED FROM THE COMPANY OR OTHERWISE SUCH INFORMATION OR DATA AS PURCHASER MAY DEEM APPROPRIATE IN ORDER TO PROVIDE THE PURCHASER WITH THE BASIS OF MAKING AN INFORMED INVESTMENT DECISION WITH RESPECT TO THE PURCHASE OF B UNITS. Except as may be set forth herein, no representations or warranties have been made to Purchaser by Company or any agent, employee or affiliate of Company, as a condition to executing this Subscription Agreement, and Purchaser is not relying on any information other than that which results from the independent investigation of Purchaser.

            (l) Purchaser understands that the Company is currently seeking to raise (the "Current Offering") as much as Eight Million Five Hundred Thousand Dollars (US$8,500,000.00) through the sale of units which are substantially the same as the B Units being purchased by Purchaser pursuant hereto, and in that regard it may execute subscription agreements with other parties for the sale of units substantially the same as the B Units purchased by Purchaser pursuant hereto (the "Other Units"). Subject to the A Unit Investor Rights, the Company may at anytime and from time to time offer additional securities of the Company to such parties and in such manner as may be deemed appropriate by the Company (collectively, the "Subsequent Issuances"). Purchaser further understands that in connection with the Subsequent Issuances, the Company may, subject to the A Unit Investor Rights, offer rights, preferences or privileges which are more or less favorable to any potential purchaser than those offered by the Company pursuant to this Subscription Agreement and the Company makes no representation or warranty to the Purchaser in regard to any term or condition that may be offered in connection with any such Subsequent Issuance. As a result of the sale by the Company of the Other Units

                                                                     EXHIBIT 4.1

or as a result of the Subsequent Issuances, the percentage ownership of the then existing stockholders of the Company will be reduced and such stockholders may experience dilution.

            (m) Purchaser understands that NOTWITHSTANDING THE FACT THAT A LIMITED PUBLIC MARKET MAY PRESENTLY EXIST FOR OTHER SECURITIES OF THE COMPANY, neither the B Unit Debentures, the B Unit Subscription Shares, the B Unit Warrants nor the B Unit Warrant Shares can be sold publicly. Furthermore, Purchaser understands that at such time as any of the foregoing may be sold publicly there is no assurance that a public market will then exist.

            (n) Purchaser understands that none of the B Unit Debentures, the B Unit Subscription Shares, the B Unit Warrants, the B Unit Warrant Shares or the offer and sale thereof have been registered under the Act or under the Securities Laws, that the transfer of any and all of the foregoing is restricted and that the same must be held indefinitely unless any of same are subsequently registered under the Act or any applicable Securities Laws or an exemption from registration is available to Purchaser. Purchaser understands that Company is the only party that may register any of the foregoing under the Act or under the Securities Laws and that Company is under no obligation to do so except as specifically set forth in that certain Registration Rights Agreement (as hereinafter defined) executed as of even date herewith.

            (o) The Purchaser is not subscribing for the B Units as a result of, nor is the Purchaser aware of, any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting with respect to the B Units or the Company. The Purchaser may have received a term sheet (the "Term Sheet") from the Company which Term Sheet is intended by the Company to serve solely as a summary description of the Current Offering.

            (p) Purchaser understands that a legend (the "Legend") will be placed on the B Unit Debenture, the certificate representing the B Unit Subscription Shares, the B Unit Warrants and the B Unit Warrant Shares stating that the each of same has not been registered under the Act or other applicable Securities Laws and setting forth or referring to the restrictions on transferability and sale thereof. The form of the Legend is attached hereto as
Exhibit 2.(p).

            (q) Purchaser acknowledges, understands and agrees that in any and all matters relating to the Current Offering, including but not necessarily limited to the B Unit Debentures, the Subject Royalties, and the Related Agreements (as hereinafter defined), any action relating thereto shall be determined by the holders of a majority (based upon the original principal amounts of the B Unit Debentures purchased as part of the Current Offering) of all of the B Unit Debentures purchased as part of the Current Offering.

      3. Representations, Warranties and Covenants by Company. Company hereby represents and warrants to and covenants with Purchaser that as of the date hereof and the date of issuance by the Company of the B Unit Debenture, the B Unit Subscription Shares, the B Unit Warrants and the B Unit Warrant Shares:

            (a) Company is a corporation duly organized, existing and in good standing under the laws of the State of Florida and has the corporate power to conduct the business presently conducted by it.

            (b) The execution, delivery and performance of this Subscription Agreement by Company has been duly approved by the board of directors (the "Board") of Company and all other

                                                                     EXHIBIT 4.1

actions required to authorize and effect the offer and sale of the B Units to Purchaser has been duly taken and approved.

            (c) The B Unit Debentures, the B Unit Subscription Shares, the B Unit Warrants and the B Unit Warrant Shares are duly authorized. The B Unit Subscription Shares and the B Unit Warrant Shares, when issued in accordance with the terms hereof or the B Unit Warrants, as the case may be, will be fully paid and non-assessable with no personal liability attaching thereto.

            (d) The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 200,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). Without giving effect to the issuance of the B Units, any Other Units and any Subsequent Issuances, as of the date hereof, there are approximately 47,000,000 shares of Common Stock issued and outstanding and 1,550,000 shares of Series B Preferred Stock outstanding. Such Series B Preferred Stock provides, among other things, for the ability to convert the Series B Preferred Stock into 1,550,000 shares of Common Stock. Other than certain warrants (the "A Unit Warrants") issued by the Company in connection with those certain existing debentures issued by the Company (the "A Unit Debentures"), which A Unit Warrants are exercisable for approximately 3,100,000 shares of Common Stock, such investor rights provided by the Company to purchasers of the A Unit Debentures (the "A Unit Investor Rights"), the right of Red Brook Developments Ltd. ("Red Brook") to convert certain loans to the Company into A Units, and the right of Moe Colson ("Colson") to convert a loan in the amount of $150,000 into 150,000 A Units, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, reserve or otherwise cause to become outstanding additional shares of its capital stock. The Company expects to implement an incentive stock option plan for up to 5,000,000 shares of its Common Stock. The holders of outstanding shares of the Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts, if any, as the Board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Other than a certain stockholder agreement between Pan Zone Co., Ltd. and Covenant Film Productions Limited Partnership, the Company is not aware of any agreement between any of its stockholders which would affect the right of the owner of its Common Stock to exercise such owner's right to vote such Common Stock. Holders of the Series B Preferred Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Holders of the Common Stock are not entitled to preemptive rights, and the Common Stock is not subject to conversion or redemption. Other than such registration rights provided by the Company to purchasers of the A Unit Debentures and the Registration Rights Agreement to be executed by the Company in connection with the Current Offering, the Company is not a party to any agreement which would obligate the Company to undertake any registration of its securities.

            (e) The execution and delivery of this Subscription Agreement, the B Unit Debentures, the B Unit Warrants, the Registration Rights Agreement (as hereinafter defined) and any security agreements executed by the Company in connection with the B Unit Debentures (the "Subject Security Agreements"), the consummation of the transactions contemplated by this Subscription Agreement, the B Unit Debentures, the B Unit Warrants, the Registration Rights Agreement and the Subject Security Agreements (hereinafter collectively referred to as the "Related Agreements") and the issuance of the B Units will not conflict with or result in a violation of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Company or its Subsidiaries (as hereinafter defined) pursuant to:

                  (1) the articles of incorporation or bylaws of Company;

                                                                     EXHIBIT 4.1

                  (2) any bond, debenture, note or other evidence of indebtedness, any other material agreement or instrument to which Company or any of its Subsidiaries is a party or by which Company or any of the property of Company or any of its Subsidiaries may be bound; or

                  (3) of any material order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign.

            (f) Company will not pay any placement fees to any party in connection with the Current Offering.

            (g) Company shall, if Purchaser so requests, permit the transfer of the B Unit Debentures, the B Unit Subscription Shares, the B Unit Warrants and the B Unit Warrant Shares out of the name of Purchaser when a request therefor is accompanied by an opinion of counsel reasonably satisfactory to Company to the effect that neither the sale nor the proposed transfer results in a violation of the Act or other applicable Securities Laws and/or conformity with any Legend placed upon any document, instrument or certificate representing the foregoing.

            (h) Company shall not, and shall not permit any Subsidiary, to: (i) undertake any financing (debt, equity or combination thereof); (ii) incur any indebtedness; (iii) permit any liens or other encumbrances on its assets (tangible or intangible); or (iv) sell any or all of its assets (tangible or intangible) other than in the ordinary course of business consistent with past practice.

            (i) For the purposes hereof, "Subsidiary" means any corporation of which the Company (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors. The Company presently has two wholly-owned subsidiaries, Visual Bible, Inc., a Florida corporation ("VB") and Visual Bible (Canada), Inc., an Ontario, Canada corporation ("VB Canada"). VB Canada has one wholly owned subsidiary, The Book of John, Inc., an Ontario, Canada corporation ("TBJ"). VB has one wholly-owned subsidiary, Visual Entertainment, Inc., a Texas corporation ("VE"). VE has one wholly-owned subsidiary, Visual Entertainment Music, LLC, a Texas limited liability company ("VEM"). Neither VB, VE nor VEM currently engage in any business activity. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company and that of the respective Subsidiaries of each Subsidiary have been duly authorized and are validly issued, fully paid, and nonassessable. Company holds of record and owns beneficially all of the outstanding shares of each Subsidiary of Company, free and clear of any restrictions on transfer (other than restrictions under the Act and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands, except to the extent of the security agreements executed by the Company in connection with the A Unit Debentures (the "Existing Security Agreements"). Except in connection with the Existing Security Agreements, there are no outstanding or authorized options, warrants, purchase rights, conversion rights, exchange rights, or other contracts or commitments that could require any of Company and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company. None of the Company nor its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Company.

            (j) No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county,

                                                                     EXHIBIT 4.1

local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party is required by or with respect to the Company or its Subsidiaries in connection with the execution and delivery of this Subscription Agreement or the Related Agreements or the consummation of the transactions contemplated hereby or thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as have been obtained and except for required approvals under the Existing Security Agreements as to certain provisions of the Subject Security Agreements (the "Required Approvals"). The Company shall timely seek and diligently pursue the receipt of the Required Approvals.

            (k) Other than as set forth as a part of the filings of the Company with the SEC, there is no action, suit or proceeding of any nature pending or, to the Company's knowledge, threatened against the Company or any Subsidiary, or their properties or any of their officers, directors or managers, in their respective capacities as such nor, to the knowledge of the Company, is there any reasonable basis therefor. To the Company's knowledge, there is no investigation pending or threatened against the Company or any Subsidiary, or their properties or any of their officers or directors by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company or any Subsidiary to conduct its operations as presently or previously conducted.

            (l) The execution and delivery of this Subscription Agreement and the Related Agreements by the Company does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation of acceleration of any obligation or loss of any benefit under (any such event, a "Conflict"):
(i) any provision of the articles of incorporation or bylaws of the Company or
(ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, the Subsidiaries or their properties or assets, except that as a result of certain provisions of the Subject Security Agreements the Company must obtain the Required Approvals in order to undertake certain provisions of the Subject Security Agreements.

            (m) Neither the Company nor any of its Subsidiaries is: (i) in violation of its charter or bylaws; (ii) in default, and no event has occurred which with notice or lapse of time or both, would constitute a default, in the due performance or observation of any term, covenant or condition contained in any material indenture, mortgage or deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which its is bound or to which any of its properties or assets is subject; or (iii) in violation of any law ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject except, in the case of clause (ii) or
(iii), for any default or violation that could not reasonably be expected to result in a material adverse change in the business, financial condition, operations, results of operations, or future prospects of Company or any of its Subsidiaries.

            (n) Company and its Subsidiaries possess all material consents, licenses, permits, grants or other authorization issued by the Governmental Entity (i) pursuant to which the Company and its Subsidiaries currently operate or hold any interest in any of their properties or (ii) which is required for the operation of their businesses or the holding of any such interests (herein collectively called the "Company Authorizations"). The Company Authorizations are in full force and effect and constitute all the Company Authorizations required to permit the Company and its Subsidiaries to operate or conduct their businesses or hold any interest in their properties.

            (o) The Company and its Subsidiaries have filed all tax returns (federal, state and local) required to be filed by each of them, except that the Company and its Subsidiaries are delinquent in the filing of federal, state and local tax returns for the years 2000, 2001 and 2002. The Company expects

                                                                     EXHIBIT 4.1

to file all of such delinquent tax returns on or before November 30, 2003. The Company does not believe that such returns when filed will require payment by the Company of any taxes or other assessments, however, if such payments are necessary, the Company, or its Subsidiary, as applicable will promptly pay the same. All taxes shown to be due and payable on the returns for all years other than 2000, 2001 and 2002, any assessments imposed and all other taxes due and payable by the Company and its Subsidiaries will be paid prior to the time they become delinquent. Neither the Company nor any Subsidiary has been advised: (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes.

            (p) The Company is not an "investment company" or an Affiliate of an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act") and the rules and regulations of the SEC thereunder.

            (q) The Company is not a "holding company" or a Subsidiary of a "holding company" within the meaning of the Public Utility Holding Company Act of 1955, as amended (the "Public Utility Holding Company Act").

            (r) The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted account principals and to maintain asset accountability; (iii) access to financial assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences to the necessary.

            (s) The Company and its Subsidiaries maintain commercial and general liability insurance policies of a nature and in amounts as is customary and sufficient for similarly situated businesses.

            (t) Except in connection with matters relating to the International Bible Society, the Company and its Subsidiaries have sufficient legal rights to all patents, copyrights, trade secrets, trademarks, trade names, service marks, domain names, information, proprietary rights and processes (collectively "Proprietary Information") necessary to their businesses as conducted, or as reasonably contemplated to be conducted, by the Company and its Subsidiaries without any conflict with or infringement upon the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any written communications alleging that the Company or any of its Subsidiaries has violated or infringed, or that the Company or any of its Subsidiaries would, by conducting its business as proposed, violate or infringe any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

            (u) The Company and its Subsidiaries have never owned any real property. The Company and its Subsidiaries have valid right to lease or otherwise use all items of real and personal property which are material to the businesses of the Company and its Subsidiaries, in each case, such rights are in full force and effect, are valid and binding in accordance with their respective terms of use or occupancy, and there is not, under any of the foregoing, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). The Company and its Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold

                                                                     EXHIBIT 4.1

interests in, all of their tangible properties and assets, real, personal and mixed, used or held for use in their businesses, free and clear of any liens, except for liens for taxes not yet due and payable and other statutory liens for amounts not yet due.

            (v) Neither the Company nor any of its Subsidiaries is bound by or subject to (and none of their assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or has sought to represent any of the employees, representatives or agents of the Company or any Subsidiary. There is no strike or other labor dispute involving the Company or any of its Subsidiaries pending, or to the best of the Company's knowledge, threatened, nor is the Company aware of any labor organization activity involving its employees or the employees of its Subsidiaries. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any of its Subsidiaries, nor does the Company have a present intention to terminate the employment of any of the foregoing. The Company and its Subsidiaries have complied with all applicable state and federal equal employment opportunity and other laws related to employment.

            (w) For the purposes hereof , "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975, "Reportable Event" has the meaning set forth in ERISA Sec. 4043, "Multiemployer Plan" has the meaning set forth in ERISA Sec. 3(37), "Fiduciary" has the meaning set forth in ERISA Sec. 3(21), "PBGC" means the Pension Benefit Guaranty Corporation; "Code" means the Internal Revenue Code of 1986, as amended; "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec. 3(2) and "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec. 3(1). Neither the Company nor any Subsidiary has never maintained any Employee Benefit Plan and there have been no Prohibited Transactions with respect to any Employee Benefit Plan. No Fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plan of the Company or any Subsidiary. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any Employee Benefit Plan is pending or, to the knowledge of the Company, threatened. Neither the Company nor any Subsidiary has ever incurred, and the Company has no reason to expect that Company or any Subsidiary will incur, any liability to the PBGC or otherwise under Title IV of ERISA or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan. Neither the Company nor any Subsidiary has ever contributed to or ever has been required to contribute to any Multiemployer Plan or has any liability under any Multiemployer Plan. Neither the Company nor any Subsidiary has ever maintained or contributed to, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents.

            (x) For the purposes hereof, "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes. The Company, and its predecessors and Affiliates has, to the best knowledge of the Company, complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or

                                                                     EXHIBIT 4.1

notice has been filed or commenced against any of them alleging any failure so to comply. Neither the Company nor any Subsidiary has any liability for and neither it nor its predecessors and Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company or any Subsidiary for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

            (y) To the best knowledge of the Company, neither the Company nor any director, officer, employee, agent, or other person associated with or acting on behalf of either the Company or any Subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic governmental official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribes, rebate, payoff, influence payment, kickback or other unlawful payment.

            (z) The Company does not own any "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and none of the proceeds of the B Units will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause the B Unit Debenture, the B Unit Subscription Shares, the B Unit Warrants or the B Unit Warrant Shares to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Federal Reserve Board.

            (aa) Neither the Company nor any Affiliate thereof has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Act) which is or will be integrated with the sale of the B Units in a manner that would require registration of the B Unit Debenture, the B Unit Subscription Shares, the B Unit Warrants or the B Unit Warrant Shares under the Act.

            (bb) None of the Company, any of its Affiliates or any other person acting on its behalf or their behalf has engaged, in connection with the offering of the B Units in any form of general solicitation or general advertising within the meaning of Rule 502 (c) under the Act.

            (cc) The Company has not taken nor will it take, directly or indirectly, any action prohibited by Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act") in connection with the offering of the B Units.

            (dd) Neither the Company nor any of its Subsidiaries does business with the government of Cuba or with any person or Affiliate located in Cuba within the meaning of Florida Statute Section 517.075.

            (ee) Assuming the accuracy of the representations and warranties of the Purchasers contained herein and compliance by the Purchasers with the representations, warranties and covenants contained as part of the Related Agreements, the offer, sale and issuance of the B Units and the B Unit Debentures, the Unit Shares, the B Unit Warrants and the B Unit Warrant Shares will be exempt from the registration requirements of the Act, and such offer, sale and issuance complies with the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                                                                     EXHIBIT 4.1

      4. Sales of DVD Units Through Fulfillment Corporations. The Company undertakes, covenants and agrees that all sales of DVD Units (as such term is defined in the B Unit Debentures) to United States and Canadian purchasers will be undertaken by the Company on a direct market basis through Fulfillment Corporations (as such term is defined in the B Unit Debentures) at all times that any Principal Amount, Interest or B Unit Accrued Royalties (as such terms are defined in the B Unit Debenture) remain outstanding under the B Unit Debentures. In the event that the Company engages the services of more than one Fulfillment Corporation, the Company will negotiate in good faith with the holders of the B Unit Debentures regarding the implementation of a trust or other suitable arrangement pursuant to which the payments due under the B Unit Debentures will be administered.

      5. Registration Rights. The Purchaser shall be entitled to certain registration rights (the "Registration Rights") as to the B Unit Subscription Shares and as to the B Unit Warrant Shares. Such Registration Rights are set forth in that certain registration rights agreement (the "Registration Rights Agreement") executed by Company and Purchaser even date herewith, the form of which Registration Rights Agreement is attached hereto as Exhibit 5.

      6. Miscellaneous Provisions.

            (a) Assignment. The Purchaser agrees not to transfer or assign this Subscription Agreement, or any of the Purchaser's interest herein, and further agrees that the transfer or assignment of the B Unit Debentures, the B Unit Subscription Shares, the B Unit Warrants and the B Unit Warrant Shares shall be made only in accordance with all applicable laws.

            (b) Attorney Fees. If Purchaser retains the services of counsel by reason of default hereunder, all costs of suit and all reasonable attorneys' fees and such other reasonable expenses so incurred by Purchaser shall be paid by Company. If Company retains the services of counsel by reason of default by Purchaser hereunder, all costs of suit and all reasonable attorneys' fees and such other reasonable expenses so incurred by Company shall be paid by Purchaser and may be off set by Purchaser against any Principal outstanding under the B Unit Debenture.

            (c) Counterparts. This Subscription Agreement may be executed in counterparts. Upon execution and delivery of this Subscription Agreement by Purchaser and Company, this Subscription Agreement shall become a binding obligation of Purchaser and Company with respect to the purchase of the B Units as indicated herein.

            (d) Entire Agreement. This Subscription Agreement and the other documents, instruments and agreements executed in connection herewith constitutes the entire agreement by, between and among the parties as to the subject matter hereof and merges and supersedes any prior discussions, understandings and agreements of any and every nature by, between and among them as to the subject matter hereof.

            (e) Further Documents. The parties agree to execute all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

            (f) Governing Law. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS, RULES OR PRINCIPLES. PURCHASER HAS CONSULTED WITH COUNSEL AND FULLY UNDERSTANDS THE IMPACT OF THE PROVISION OF THIS PARAGRAPH.

                                                                     EXHIBIT 4.1

            (g) Headings. The headings contained in this Subscription Agreement have been inserted for convenience of reference only and do not limit or otherwise affect construction or interpretation of any term or provision hereof.

            (h) Invalidity. Any term or provision of this Subscription Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

            (i) Jurisdiction and Venue. ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS SUBSCRIPTION AGREEMENT AND THE RELATED DOCUMENTS SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF NEW YORK COUNTY IN THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE PARTIES HEREBY ACCEPT THE EXCLUSIVE JURISDICTION OF THOSE COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING RISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF BROUGHT IN ANY OF THE ABOVE DESCRIBED COURTS AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUIT, ACTION OR PROCEEDING BROUGHT IN NEW YORK COUNTY, NEW YORK, HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES, FURTHER, CONSENT TO SERVICE OF PROCESS IN ANY SUCH ACTION OR LEGAL PROCEEDING BY MEANS OF REGISTERED MAIL OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, IN CARE OF THE ADDRESS SET FORTH HEREIN OR SUCH OTHER ADDRESS AS EITHER PARTY MAY FURNISH IN WRITING TO THE OTHER, PROVIDED PROCESS IS ACTUALLY RECEIVED. PURCHASER HAS CONSULTED WITH COUNSEL AND FULLY UNDERSTANDS THE IMPACT OF THE PROVISION OF THIS PARAGRAPH AND PARAGRAPH 6.(f).

            (j) Modification. This Subscription Agreement shall not be changed, modified or amended, except by a writing signed by the parties to be charged, and this Subscription Agreement may not be discharged, except by performance in accordance with its terms or by a writing signed by the party to be charged. NOTWITHSTANDING THE FOREGOING, PURCHASER HEREBY AGREES THAT THIS SUBSCRIPTION AGREEMENT AND EACH AND EVERY OF THE RIGHTS AND OBLIGATIONS OF THE PURCHASER HEREUNDER MAY BE CHANGED, MODIFIED OR AMENDED IN SUCH MANNER AS MAY BE MUTUALLY DETERMINED BY THE COMPANY AND THE HOLDERS OF A MAJORITY (BASED UPON THE ORIGINAL PRINCIPAL AMOUNTS OF THE B UNIT DEBENTURES PURCHASED AS PART OF THE CURRENT OFFERING) OF ALL OF THE B UNIT DEBENTURES PURCHASED AS PART OF THE CURRENT OFFERING.

            (k) Notices. All notices, consents and other communications under this Subscription Agreement shall be in writing and in each case addressed, as applicable, to Company at its business address or to Purchaser at the address set forth herein, or to such other address as a party may designate as to itself by notice addressed to the other party, and same shall be deemed to have been duly given:

                  (1) when delivered by hand; or

                                                                     EXHIBIT 4.1

                  (2) one business day after the business day of transmission when sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by United States mail; or

                  (3) one business day after the business day of deposit with the carrier, when sent by Express Mail, FedEx or other recognized express delivery service for overnight delivery.

            (l) Transfer Opinion Costs. Should Purchaser so request a transfer of the B Unit Debentures, the B Unit Subscription Shares, the B Unit Warrants or the B Unit Warrant Shares out of the name of Purchaser, and in the event that an opinion of counsel is required by the Company in order to permit any such transfer, Company shall pay the reasonable costs of any such opinion, provided that, should counsel other than counsel to the Company provide any such opinion, in no event shall Company be required to pay an amount for such opinion in excess of the amount routinely charged to the Company by its counsel for substantially similar opinions.

            (m) Subscription Agreement Binding on Heirs and Assigns. This Subscription Agreement shall be binding upon Purchaser and the heirs, successors, estate, legal representatives and assigns of Purchaser. This Subscription Agreement shall be binding upon Company and the successors, legal representatives and assigns of Company.

            (n) Survival of Representations and Warranties. The representations, warranties and covenants of each of the Purchaser and Company contained herein shall survive the purchase of the B Units.

            (o) Waiver. A waiver by either party of a breach of any provision of this Subscription Agreement shall not operate or be construed as a waiver of any subsequent breach by the same party.

                          (Signatures Appear Next Page)

                                                                     EXHIBIT 4.1

      IN WITNESS WHEREOF, Purchaser hereby represents and warrants that Purchaser has read this entire Subscription Agreement and has executed this Subscription Agreement this __ day of _______________, 2003.

      (PLEASE SIGN AS NAME(S) APPEAR IN THIS SUBSCRIPTION AGREEMENT. WHEN SIGNING AS ATTORNEY, EXECUTOR, PERSONAL REPRESENTATIVE, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE TITLE AS SUCH. IF JOINT OWNERSHIP, BOTH PARTIES MUST SIGN.)

                                       PURCHASER SIGNATURE

                                       _________________________________________
                                       (Insert Purchaser Name)

                                       _________________________________________
                                       (Signature)

                                       _________________________________________
                                       (Insert Title, if applicable)

                                       CO-PURCHASER SIGNATURE, if applicable

                                       _________________________________________
                                       (Insert Co-Purchaser Name, if applicable)

                                       _________________________________________
                                       (Signature)

                                       _________________________________________
                                       (Insert Title, if applicable)

================================================================================

                             NOT FOR PURCHASER USE:

Accepted this _______ day of ______________ 2003.

Visual Bible International, Inc.

By: ________________________________________

Title: ______________________________________

                                                                     EXHIBIT 4.1

                 PURCHASER INFORMATION AND ISSUANCE INSTRUCTIONS

      Purchaser represents and warrants to Company that the following information is complete, accurate and may be relied upon by Company. In accordance with the foregoing, the following (PLEASE PROVIDE LEGIBLE RESPONSES) is hereby provided:

      1. Date of Birth of Individual Purchaser or Date of Incorporation of Organization Purchaser, as applicable.

      2. Date of Birth of Individual Purchaser Spouse (if co-purchaser).

      3. State or Country of Residence of Individual Purchaser or State or Country of Incorporation of Organization Purchaser, as applicable.

      4. Tax Identification Number of Individual Purchaser and Spouse (if co-purchaser); or Tax Identification of Number of Organization Purchaser, as applicable.

      5. If Purchaser is an Organization, provide number of equity owners of Organization.

      6. Purchaser Address.

         City: ______________ County: ________________ Postal Code: ____________

         Country: ___________ Telephone Number: (_________________)

      7. Occupation of Individual Purchaser.

      8. The B Unit Debenture, the certificates representing the B Unit Subscription Shares and the B Unit Warrants purchased pursuant hereto shall be issued by the Company as follows (any issuance in any name other than the name of Purchaser must be approved by the Company).

                                                                     EXHIBIT 4.1

                                  Exhibit 1.(a)

                 The B Unit Debenture and the Warrant Agreement

                                                                     EXHIBIT 4.1

                                  Exhibit 2.(p)

                                   The Legend

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FORM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES THAT PRIOR TO THE DATE (THE "RESALE DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR
(7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                               The Canadian Legend

THIS SECURITY HAS BEEN OFFERED AND SOLD WITHOUT A PROSPECTUS FILED IN ACCORDANCE WITH THE ONTARIO SECURITIES LAWS (THE "ONTARIO SECURITIES LAWS") WITH THE ONTARIO SECURITIES COMMISSION (THE "OSC") IN RELIANCE UPON CLAIMED EXEMPTIONS FROM THE REGISTRATION AND PROSPECTUS REQUIREMENTS THEREOF, THE APPLICABILITY OF WHICH DEPENDS, IN PART, UPON THE ACQUISITION THEREOF BY AN ACCREDITED INVESTOR. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-SOLD

                                                                     EXHIBIT 4.1

PUBLICLY OR OTHERWISE IN THE PROVINCE OF ONTARIO, OTHERWISE IN CANADA OR TO CANADIAN CITIZENS WITHOUT COMPLIANCE WITH APPLICABLE ONTARIO SECURITIES LAWS AND SUCH OTHER LAWS, RULES AND REGULATIONS PROMULGATED BY OTHER APPLICABLE GOVERNMENTAL AUTHORITIES OR AGENCIES IN OTHER PROVINCES OF CANADA (COLLECTIVELY, THE "CANADIAN SECURITIES LAWS") IN THE ABSENCE OF COMPLIANCE WITH THE CANADIAN SECURITIES LAWS OR UNLESS SUCH TRANSACTION IS EXEMPT FORM, OR NOT SUBJECT TO, SUCH CANADIAN SECURITIES LAWS.

                                                                     EXHIBIT 4.1

                                    Exhibit 5

                        The Registration Rights Agreement

                                       20